                            SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant toSection 240.14 a-11(c) orSection 240.14a-12

                               Certron Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        1)     Title of each class of securities to which transaction applies:

               -----------------------------------------------------------------
        2)     Aggregate number of securities to which transaction applies:

               -----------------------------------------------------------------
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

               -----------------------------------------------------------------
        4)     Proposed maximum aggregate value of transaction:

               -----------------------------------------------------------------
        5)     Total fee paid:

               -----------------------------------------------------------------

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)     Amount Previously Paid:

               -----------------------------------------------------------------
        2)     Form, Schedule or Registration Statement No.:

               -----------------------------------------------------------------
        3)     Filing Party:

               -----------------------------------------------------------------
        4)     Date Filed:

               -----------------------------------------------------------------

                               CERTRON CORPORATION
                             1545 SAWTELLE BOULEVARD
                          LOS ANGELES, CALIFORNIA 90025

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MARCH 28, 2000


        The annual meeting of the shareholders of Certron Corporation will be held on Tuesday, March 28, 2000, at 10:00 o'clock A.M., local time, at the Company's offices located at 1545 Sawtelle Boulevard, Los Angeles, California 90025.

        The meeting will consider the following business, which is described in the accompanying Proxy Statement:

                1. Election of Board of Directors to hold office until their successors are elected and qualified. The nominees intended to be presented by the Board of Directors for election are described in the accompanying Proxy Statement.

                2. Such other business as may properly come before the meeting or any adjournment thereof.

        The Board of Directors has fixed the close of business on January 31, 2000, as the record date for determining those shareholders who will be entitled to vote at the meeting.

        By order of the Board of Directors.



                                                      SUSAN E. KASS
                                                        Secretary

February 28, 2000

        IT IS DESIRABLE THAT AS LARGE A PROPORTION AS POSSIBLE OF THE SHAREHOLDERS' INTERESTS BE REPRESENTED AT THE MEETING AND, THEREFORE, IF YOU ARE UNABLE TO BE PRESENT IN PERSON OR OTHERWISE REPRESENTED AT THE MEETING, YOU ARE REQUESTED TO SIGN AND RETURN THE ENCLOSED PROXY, SO THAT YOUR SHARES WILL BE REPRESENTED.

                                 PROXY STATEMENT

                                FEBRUARY 28, 2000

GENERAL INFORMATION

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Certron Corporation (the "Company") of proxies for use at the Annual Meeting of Shareholders of the Company to be held on Tuesday, March 28, 2000, 10:00 o'clock A.M., at the Company's principal executive offices located at 1545 Sawtelle Boulevard, Los Angeles, California 90025.

        If the accompanying Proxy form is signed, dated and returned, the shares represented thereby will be voted in accordance with the specifications therein. If no choice is specified, the shares will be voted FOR the election of the six
(6) nominees for Director listed in this Proxy Statement. Your executed Proxy may be revoked at any time before its exercise by filing with the Secretary of the Company, 1545 Sawtelle Boulevard, Los Angeles, California 90025, a written notice of revocation or a duly executed Proxy bearing a later date. The execution of the enclosed Proxy will not affect your right to vote in person should you find it convenient to attend the Annual Meeting and desire to vote in person. To the Company's knowledge, the Directors of the Company and the nominees intend to vote FOR the election of such nominees.

        The expense of soliciting these Proxies will be borne by the Company. It is contemplated that Proxies will be solicited principally through the use of the mails, but officers and regular employees of the Company may solicit Proxies personally or by telephone or special letter. Although there is no formal agreement to do so, the Company will reimburse banks, brokerage houses, and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding Proxy materials to their principals.


SHAREHOLDER PROPOSALS

        Proposals of security holders intended to be presented at the next annual meeting must be received by the Company by October 31, 2000 for inclusion in the Company's proxy statement and form of proxy relating to that meeting. If a shareholder intends to present a proposal at the Annual Meeting of Shareholders to be held in 2000 but not seek inclusion of that proposal in the proxy statement of that meeting, the proxy holders for that meeting will be entitled to exercise their discretionary authority on that proposal if the Company does not have notice of the proposal by January 14, 2001. If notice of any such proposal is timely received, the proxy holders may exercise discretionary authority with respect to such proposal but only to the extent permitted by the regulations of the Securities and Exchange Commission.


VOTING SECURITIES

        On January 31, 2000, the record date for the determination of shareholders entitled to vote at the Annual Meeting of Shareholders, 3,128,306 shares of the Company's Common Stock were outstanding. The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the Annual Meeting of Shareholders. Each share of Common Stock is entitled to one vote. In electing directors, each shareholder is entitled to cumulate his votes and give one candidate a number of votes equal to the number of directors to be elected, multiplied by the number of shares held by the shareholder or to distribute his votes among as many candidates he sees fit, if at the meeting and prior to the voting, any shareholder gives notice of his intention to cumulate his votes. In the election of directors, the candidates receiving the highest number of affirmative votes of the shares entitled to be voted at the meeting, up to the number of directors to be elected, are the directors elected. Any votes against a candidate or withheld from voting (whether by abstention, broker non-votes or otherwise) will not be counted and have no legal effect or effect on the vote.

           Set forth below is information as of January 31, 2000 with respect to the shareholders who were known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock, its only outstanding voting security.

                                                    AMOUNT AND
                                                    NATURE OF
              NAME AND ADDRESS                      BENEFICIAL        PERCENT OF
             OF BENEFICIAL OWNER                     OWNERSHIP           CLASS
             -------------------                   ------------       ----------
             Louart Corporation                    1,596,840 (1)         49.8%
             1545 Sawtelle Boulevard
             Los Angeles, California 90025

(1) Includes 1,205,200 shares owned directly by Louart Corporation, as reported in its Schedule 13D, dated January 1994 and filed with the Securities and Exchange Commission. Such Schedule 13D indicates that Louart Corporation has sole voting and dispositive power of such shares. Also includes 391,640 shares beneficially owned (including shares issuable upon options which are currently exercisable or exercisable within 60 days) by officers and directors of Louart Corporation.


                              ELECTION OF DIRECTORS

        Unless directed otherwise, it is intended to vote the Proxy in favor of electing the six (6) persons listed below to serve as Directors of the Company until the next Annual Meeting and until their successors are duly elected and qualified. All of such nominees are now serving as Directors and were elected by shareholders. The principal occupation or employment of each nominee is indicated following his or her name on the table set forth below. If any shares are voted at the meeting for the election of any person other than those nominees named below, the discretionary authority given to the designated proxies includes the authority to cumulate votes for any one or more of the management nominees in such manner as the proxies deem advisable. If any nominee shall become unavailable for election for any reason which is not now foreseen, the proxies will, subject to the foregoing, be voted for the election of some other qualified persons; provided, however, that the proxies cannot be voted for a greater number of persons than six.

                                                                              BENEFICIAL OWNERSHIP OF EQUITY SECURITIES
                                                                                  OF COMPANY ON JANUARY 31, 2000 (1)
                                                                   --------------------------------------------------------------
            NAME AND PRESENT POSITION WITH                             COMMON                 PERCENT OF           FIRST ELECTED
           COMPANY OR PRINCIPAL OCCUPATION            AGE            STOCK HELD                  CLASS              AS DIRECTOR
           -------------------------------         ---------       ---------------           -------------        ---------------
          Marshall I. Kass                            71           1,501,315(2)(3)              47.7%(2)(3)              1988
             Chairman of the Board,
             Chief Executive Officer and
             Chief Operating Officer of
             the Company and Chairman
             of the Board, Chief Executive
             Officer and Chief Operating
             Officer of Louart Corporation,
             an investment company
         Jonathan F. Kass                             41           1,236,200(2)(3)              39.3%(2)(3)              1989
             President of
             the Company and Senior Vice
             President and Director of
             Louart Corporation, an
             investment company
         Michael S. Kass                              46           1,248,725(2)(3)              39.7%(2)(3)              1988
             Executive Vice President of the
             Company and President
             and Director of Louart
             Corporation, an
             investment company
         Susan E. Kass                                43           1,226,200(2)(3)              39.0%(2)(3)              1989
             Secretary and Treasurer of
             the Company and Vice
             President, Secretary and
             Director of Louart
             Corporation, an investment
             company
        Rogelio Buenrostro                            60              10,000(4)                    *                     1996
             Manager and Chief Executive
             Officer-Certron, Mexicali
        Jesse A. Lopez                                49              10,000(4)                    *                     1996
             Controller of the Company
        Directors and Officers as a                                1,616,840(2)(3)(4)           50.1%(2)(3)(4)
             Group (6 persons)

* Represents less than one percent of the shares of Common Stock outstanding.

(1) Except as otherwise indicated, nature of beneficial ownership is possession of sole voting and investment power.

(2) Includes 1,205,200 shares owned by Louart Corporation. Messrs. Marshall, Jonathan and Michael Kass and Ms. Kass, directors and executive officers of the Company, own shares of the capital stock of Louart Corporation representing a majority of the voting power of the outstanding capital stock thereof. Includes for Marshall I. Kass 276,115 shares owned by him, 1,000 shares for Michael S. Kass and 22,525 shares owned by his SEP/IRA, 1,000 shares for Jonathan F. Kass and 10,000 shares owned by him as custodian for his minor children and 1,000 shares owned by Susan
        E. Kass. Excludes for Marshall I. Kass 81,500 shares owned by his wife, of which shares Marshall I. Kass disclaims beneficial ownership.

(3) Includes for each of Marshall I. Kass, Jonathan F. Kass, Michael S. Kass and Susan E. Kass 20,000 shares issuable upon the exercise of presently exercisable options or options exercisable within 60 days held by such persons.

(4) Includes for Mr. Buenrostro 10,000 shares and for Mr. Lopez 10,000 shares issuable upon the exercise of presently exercisable stock options or options exercisable within 60 days held by such persons.

        In December 1988, Mr. Marshall I. Kass was elected Chairman of the Board of Directors and Chief Executive Officer, and in June 1990 he was elected as the Chief Operating Officer of the Company. For more than the past five years and until February 1996, Mr. Kass served as President of Louart Corporation, a privately held investment company. In February 1996, he was elected Chairman of the Board, Chief Executive Officer and Chief Operating Officer of Louart Corporation. He is, and for more than the past five years has been, a Director thereof. The Company and Marshall I. Kass are parties to an Employment Agreement, dated as of November 1, 1993, pursuant to which Mr. Kass is employed as the Chairman of the Board and Chief Executive Officer of the Company at a rate of $200,000 per year, subject to annual adjustment at the discretion of the Board of Directors of the Company. In 1998, the Employment Agreement was amended to extend the term thereof from October 31, 1998 to October 31, 2001. The Employment Agreement may be earlier terminated in the event of the death or disability of Mr. Kass or for "good cause," defined to mean conviction of a crime directly related to his employment or a felony, gross mismanagement of the business and affairs of the Company or breach of any material provision of the Employment Agreement.

        In March 1996, Mr. Jonathan F. Kass was elected President of the Company. For the five years prior thereto, he served as Executive Vice President of the Company. In February 1996, Mr. Jonathan F. Kass was elected as Senior Vice President of Louart Corporation. For the five years prior thereto, he served as Vice President and Director of Louart Corporation. In March 1996, Mr. Michael S. Kass was elected Executive Vice President of the Company. For the five years prior thereto, he served as Vice President of the Company. In February 1996, Mr. Michael S. Kass was elected President of Louart Corporation. For the five years prior thereto, he served as Senior Vice President and Director of Louart Corporation. For more than the past five years, Ms. Susan E. Kass has served as the Secretary, Vice President and Director of Louart Corporation. In 1990, she was elected Secretary and Treasurer of the Company. Mr. Marshall I. Kass is the father of Mr. Jonathan F. Kass, Mr. Michael S. Kass, and Ms. Susan E. Kass, all of whom are siblings of one another.

        For more than the past five years, Mr. Buenrostro has been employed by the Company as its general manager in Mexicali, Mexico. Mr. Lopez has been employed by the Company since 1990 and has served as Controller of the Company since January 1994.

        Except for Marshall I. Kass, all of the executive officers of the Company serve at the pleasure of the Board of Directors.

        The Board of Directors has an Audit Committee, which consists of Jonathan F. Kass, Michael S. Kass and Susan E. Kass. The Audit Committee recommends to the Board of Directors the appointment of independent certified public accountants to perform the audits of the Company, reviews with the accountants the scope and conduct of the annual audit prior to the completion of the same, reviews the audit with the accountants following its completion, considers comments or recommendations made by the independent accountants and approves all material non-audit services provided by the independent accountants. The Audit Committee had one meeting with respect to the fiscal year ended October 31, 1999.

        The Board of Directors has a Compensation Committee, which consists of Jonathan F. Kass, Michael S. Kass and Susan E. Kass. The Compensation Committee reviews and recommends to the Board of Directors the compensation to be paid to executives of the Company. The Compensation Committee had four meetings with respect to the fiscal year ended October 31, 1999.

        During the fiscal year ended October 31, 1999, there were five meetings of the Board of Directors and all of the Company's incumbent Directors attended in excess of 75% of the board meetings and meetings of committees of which they were members. Each of the incumbent Directors (each of whom is a nominee for election at the Annual Meeting) is a Company salaried employee and does not receive any fee or remuneration for his or her services as a member of the Board.


SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, as well as persons holding more than 10% of the Company's outstanding shares of Common Stock, to file initial reports of ownership and reports of changes of ownership of the Company's Common Stock with the Securities and Exchange Commission. Executive officers and directors are required to furnish the Company with copies of all Section 16(a) forms that they file. Based solely upon a review of these filings or written representations received by the Company from certain reporting persons, to the Company's knowledge, none of the Company's executive officers, directors or persons holding more than 10% of the Company's outstanding shares of Common Stock failed to file on a timely basis any reports required by Section 16(a) of the Securities Exchange Act of 1934 during the fiscal year ended October 31, 1999.

COMPENSATION OF EXECUTIVE OFFICERS

           The following table sets forth the compensation paid, during the fiscal year ended October 31, 1999, to the Chief Executive Officer (the only executive officer whose total compensation for such fiscal year exceeded $100,000) for services rendered by such person in all capacities to the Company:


                           SUMMARY COMPENSATION TABLE


                                                                       LONG TERM
                                                                      COMPENSATION
                                                                      ------------
                                                       ANNUAL            AWARDS
                                                    COMPENSATION       SECURITIES
                                     FISCAL         ------------       UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION           YEAR           SALARY ($)        OPTIONS (#)    COMPENSATION($)(1)
---------------------------         --------        ------------      -------------   ------------------
Marshall I. Kass, Chairman              1999          $160,418                --          $ 33,324
  of the Board, Chief                   1998          $183,750                --          $ 32,855
  Executive Officer and                 1997          $175,729            10,000          $ 31,067
  Chief Operating Officer

---------------

(1) Represents premiums paid during the fiscal year on life insurance policies maintained by the Company having as of January 1, 2000 an aggregate estimated net surrender proceeds of $169,329 on the life and for the benefit of Mr. Marshall I. Kass.

Stock Options

        In January 1989, the Board of Directors adopted a 1989 Stock Option Plan (the "Executive Plan") covering 150,000 shares of Common Stock which was approved by shareholders in March 1989. In January 1995, the Board of Directors adopted an amendment to the Executive Plan changing its name to the Executive Stock Option Plan, increasing the number of shares of Common Stock covered thereby from 150,000 to 300,000 and extending the expiration date of the Executive Plan from January 1999 to January 27, 2005.

        Under the Executive Plan both "incentive stock options" (as defined in Section 422 of the Internal Revenue Code of 1986, as amended) and non-incentive options can be granted to selected executives, key employees and directors (whether or not employees) of the Company. However, incentive stock options may be granted only to employees (including officers and directors who are employees). Under the Executive Plan, all options are required to be granted at exercise prices of not less than 100% of the fair market value of the Common Stock at the date the options are granted. The number of shares of Common Stock covered by the Executive Plan is subject to adjustment in the case of stock splits, reverse stock splits, stock dividends, recapitalization and similar changes in the capitalization of the Company.

        Stock appreciation rights may be granted with all or part of any option granted under the Executive Plan. Directors who are not employees of the Company are not eligible to receive these rights. Stock appreciation rights entitle the holder thereof, upon exercise of such rights, to surrender the related option, or any portion thereof, and to receive, without payment to the Company (except for applicable withholding taxes), an amount equal to the excess of the fair market value, on the date of such exercise, of the Common Stock covered by such option or portion thereof over the option price of the Common Stock as provided in the option. The Board of Directors or a committee thereof has sole discretion to determine the form in which payment may be made to the employee upon the exercise of any stock appreciation right (i.e., Common Stock, cash, or any combination thereof). No stock appreciation rights have been granted under the Executive Plan.

        During the fiscal year ended October 31, 1999, there were no options granted under the Executive Plan and no options granted under the Executive Plan were exercised.

        The following table sets forth as of October 31, 1999, information as to the number of unexercised options (none of which are in-the-money options) held by the Chief Executive Officer of the Company:


                    AGGREGATED FISCAL YEAR-END OPTION VALUES

                                                   Number of Securities
                                                   Underlying Unexercised
                                                Options at October 31, 1999
                                                            (#)
Name                                             Exercisable/Unexercisable
----                                            ---------------------------
Marshall I. Kass ......................                  20,000/0

Certain Transactions

        Louart Corporation (see "Voting Securities" and "ELECTION OF DIRECTORS" above) leases to the Company a warehouse and packaging facility in Corona, California and the Company's corporate and administrative headquarters in Los Angeles, California. The facility in Corona, California is leased on a triple-net basis pursuant to a lease expiring August 31, 2003 at a present monthly rental rate of approximately $6,579 per month, subject to annual increases in September of each year of approximately $200 per month. The Company's corporate and administrative headquarters in Los Angeles, California is leased to the Company pursuant to a lease expiring in November 30, 2003 at a present monthly rental rate of approximately $4,612 per month, subject to annual increases in March of each year based on increases in the consumer price index and increases in operating expenses from 1992. The Company anticipates that such lease will be renewed upon the expiration thereof on substantially the same terms thereof for a period of one or more years.

        In addition, during the fiscal year ended October 31, 1999 the Company paid to Louart Corporation approximately $274,000 for the provision of certain services, including secretarial and administrative services, consulting services and use of an automobile, and will continue to pay for such services during the Company's current fiscal year.

                                 OTHER BUSINESS

           Singer Lewak Greenbaum & Goldstein, LLP was the Company's independent accountants for the fiscal year ended October 31, 1999 and have been selected as the Company's auditors for the current year. Representatives from that firm are expected to be present at the annual meeting with the opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders.

           The Board of Directors does not know of any business to be presented other than the matters set forth above, but if other matters come before the meeting, it is the intention of the proxies to vote in accordance with their best judgment on such matters.

                                             By Order of the Board of Directors


                                             SUSAN E. KASS
                                               Secretary

                               CERTRON CORPORATION

            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, MARCH 28, 2000

        The undersigned hereby appoints MARSHALL I. KASS and SUSAN E. KASS, and each of them proxies, each with power of substitution, to vote for the undersigned at the Annual Meeting of Shareholders of Certron Corporation to be held at the Company's offices at 1545 Sawtelle Boulevard, Los Angeles, California 90025, on Tuesday, March 28, 2000, at 10 o'clock A.M., local time, and any adjournment thereof, with respect to:

        (1) ELECTION OF DIRECTORS    [ ]   FOR all nominees listed below
                                     [ ]   WITHHOLD AUTHORITY to vote for all
                                           nominees listed below

--------------------------------------------------------------------------------
(INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name on the space provided above)

       Marshall I. Kass, Jonathan F. Kass, Michael S. Kass, Susan E. Kass,
                       Rogelio Buenrostro, Jesse A. Lopez

        (2) Such other matters as may properly come before the meeting or any adjournment thereof; according to the number of shares of stock which the undersigned would be entitled to vote if personally present, hereby revoking any prior proxy to vote at such Meeting; and hereby ratifying and confirming all that said proxies, or any of them, shall lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation hereof, said proxies are authorized to vote in their discretion.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                              CERTRON CORPORATION

                          IMPORTANT- SIGN ON OTHER SIDE

                            CONTINUED FROM OTHER SIDE

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED. UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF SOME OR ALL OF THE PERSONS NAMED IN THE ACCOMPANYING PROXY STATEMENT AS NOMINATED BY THE BOARD OF DIRECTORS FOR ELECTION AS DIRECTORS OF CERTRON CORPORATION AND MAY BE VOTED CUMULATIVELY.

         One of the above-mentioned proxies or his or her substitute present at the meeting may exercise the powers of both said proxies.


                                        Date ________________________, 2000


                                        IMPORTANT: In signing this Proxy, please sign your name or names on the signature lines in the same way as it is stenciled on this Proxy. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. EACH JOINT TENANT SHOULD SIGN.


                                        ----------------------------------------
                                                Signature of Shareholder


                                        ----------------------------------------
                                                Signature of Shareholder


    PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENVELOPE PROVIDED